                                                                    Exhibit 10.5

                 ROCKY FORD FEDERAL SAVINGS & LOAN ASSOCIATION
                RETIREMENT PLAN FOR DIRECTORS AND SENIOR OFFICER


     The Board of Directors of Rocky Ford Federal Savings & Loan Association has adopted this Retirement Plan for Directors and Senior Officer, effective November 13, 1996, in order to provide competitive compensation for its Directors and Senior Officer, to attract, retain, and motivate its Directors and Senior Officer, and to encourage the long-term financial success of the Association through a performance-based benefit formula.

                                   ARTICLE I
                                  Definitions
                                  -----------

     The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

     "Account" shall mean a bookkeeping account maintained by the Association in the name of the Participant.

     "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Association, as the terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Association" shall mean Rocky Ford Federal Savings & Loan Association, and any successor to its interest.

     "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits under Articles II and
III. A Participant's election of a Beneficiary shall be made on the Election Form, shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its delivery to an executive officer of the Association and acceptance by the Board (which acceptance shall be presumed unless, within ten business days of delivery of the Participant's election, the Board provides the Participant with a written notice detailing the reasons for its rejection).

     "Benefits" shall mean, collectively, the benefits payable under Articles II and III of the Plan.

     "Board" shall mean the Board of Directors of the Association.

     "Change in Control" shall mean any of the following events:

     (a) When the Association is in the "mutual" form of organization, a "Change in Control" shall be deemed to have occurred if:

         (i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the Association before such transaction cease to constitute a majority of the Board of Directors of the Association or any successor to the Association;

         (ii) the Association transfers substantially all of its assets to another corporation which is not an Affiliate of the Association;

         (iii) the Association sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale;

         (iv) any "person" including a "group", exclusive of the Board of Directors of the Association or any committee thereof, is or becomes the "beneficial owner", directly or indirectly, of proxies of the Association representing twenty-five percent (25%) or more of the combined voting power of the Association's members; or

         (v) the Association is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Association.

     (b) If the Association shall be in the "stock" form of organization, a "Change in Control" shall be deemed to have occurred if:

         (i) as a result of, or in connection with, any initial public offering, tender offer or exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the Association before such transaction cease to constitute a majority of the Board of Directors of the Association or any successor to the Association;

         (ii) the Association transfers substantially all of its assets to another corporation which is not an Affiliate of the Association;

         (iii) the Association sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale;

         (iv) any "person" including a "group" is or becomes the "beneficial owner", directly or indirectly, of securities of the Association representing twenty-five percent (25%) or more of the combined voting power of the Association's outstanding securities (with the terms in quotation marks having the meaning set forth under the federal securities laws); or

          (v) the Association is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the former stockholders of the Association.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to
                                                                ---
occur solely by reason of a transaction in which the Association converts to the stock form of organization, or creates an independent holding company in connection therewith. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

     "Director" shall mean a member of the Board.

     "Effective Date" shall mean the date on which the Plan first becomes effective, as referenced in the opening paragraph of this document.

     "Election Form" shall mean the form attached hereto as Exhibit "A".

     "Employee" shall mean any person who is employed by the Association.

     "Participant" shall mean (i) an individual who serves on the Board at some time on or after the Effective Date, and is not an Employee on the date of being both nominated and elected (or re-elected) to the Board, or (ii) a Senior Officer. A Director who becomes a Participant shall remain a Participant even if he or she later becomes an Employee of the Association.

     "Plan" shall mean this Rocky Ford Federal Savings & Loan Association Retirement Plan for Directors and Senior Officer.

     "Safe Performance Factor" shall be determined by the Board, in its discretion, for each calendar year during the term of this Plan; provided that said Safe Performance Factor shall in no event be less than 0 or more than 1.2. Attached as Exhibit "B" is the formula that the Board expects to follow (and shall be entitled to rely upon) in making this determination.

     "Senior Officer" shall mean Keith Waggoner, Executive Vice President of the Association.

     "Trust Agreement" shall mean that agreement entered into pursuant to the terms hereof between the Association and the Trustee, and "Trust" means the trust created thereunder.

     "Trustee" shall mean that person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan Assets for the purposes set forth herein.

                                   ARTICLE II
                              Credits to Accounts
                              -------------------

     Directors. Each Participant who is a Director on the Effective Date shall have his or her Account credited with an amount equal to the product of $1,840 and his full years of service as a Director prior to the Effective Date. Notwithstanding the foregoing, Director Gause's Account shall be credited on the Effective Date with an amount equal to the product of $2,723 and his full years of service as a Director prior to the Effective Date.

     On each September 30 following the Effective Date, each Participant who is a Director (but not a Senior Officer) on such date shall have his or her Account credited with an amount equal to the product of $1,840 and the Safe Performance Factor. Notwithstanding the foregoing, on each September 30 following the Effective Date, Director Gause's Account shall be credited with an amount equal to the product of $2,723 and the Safe Performance Factor, provided he is a Director on such date.

     Senior Officer. The Account of the Senior Officer shall be credited on the Effective Date with an amount equal to $4,000 for each full year of his service with the Association prior to the Effective Date. On the September 30 occurring during each of the next eleven years following the Effective Date, the Senior Officer's Account will be credited an additional amount equal to $20,669 times the Safe Performance Factor, provided he is an Employee on such date.

     Investment Return. Until distributed in accordance with the terms of the Plan, each Participant's Account shall be credited with a rate of return, on any amounts previously credited, equal to the highest rate of interest paid by the Association on certificates of deposit having a term of one year. Notwithstanding the foregoing, if the Association has converted to stock form, said rate of return on the vested balances of Accounts shall equal the dividend-adjusted rate of return on the Association's common stock (or that of its holding company, if one exists).

     Vesting. Amount credited to Accounts of Participants on the Effective Date shall vest according to the following schedule:

               Vesting Date                   Percentage
               ------------                   ----------

               Effective Date                   50%
               March 31, 1997                  100%

     Amounts credited to Participants' Accounts after the Effective Date shall be fully vested at all times.

     Final Year Adjustments. In the event of the Senior Officer's disability or death, his Account shall be credited with an amount equal to the difference (if any) between (i) 50% of the present value of all benefits which would have been credited to his Account if he had otherwise remained employed by the Association to age 62, and (ii) the benefits which are actually credited to his Account at the time of his termination. If the Senior Officer's employment terminates for any reason other than Just Cause in connection with or following a Change in Control, his Account shall be credited with an amount equal to the difference (if any) between (i) 100% of the present value of all benefits which would have been credited to his Account if he had otherwise remained employed by the Association to age 62, and (ii) the benefits which are actually credited to his Account at the time of his termination, subject to applicable "golden parachute" limitations under (S)280G of the Internal Revenue Code.

                                  ARTICLE III
                   Distribution from Accounts; Election Forms
                   ------------------------------------------

     General Rule. Account balances shall be paid, in cash, in ten equal annual installments beginning during the first quarter of the calendar year which next follows the calendar year in which the Participant ceases to be a Director or Senior Officer (whichever first occurs) for any reason, with any subsequent payments being made by the last day of the first quarter of each subsequent calendar year until the Participant has collected the entire value of his or her Account. Notwithstanding the foregoing: (i) a Participant may elect on his or her Election Form to have his or her Account paid in a single lump sum distribution, or in annual payments over a period of less than ten years, and
(ii) to the extent required under federal banking law, the amounts otherwise payable to a Participant shall be reduced to the extent that on the date of a Participant's termination of employment, either (A) the present value of his or her Benefits exceeds the limitations that are set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date, or
(B) such reduction is necessary to avoid subjecting the Association to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

     Death Benefits. If a Participant dies before receiving all Benefits payable pursuant to the preceding paragraph, then the remaining balance of the Participant's Account shall be distributed in a lump sum to the Participant's designated Beneficiary (or estate, in the absence of a validly named or living Beneficiary) not later than the first day of the second month following the date of the Participant's death; provided that a Participant may specify on the Election Form a distribution period of up to 10 years (with payments to be made in substantially equal annual installments).

     Elections. In order to be effective, a Participant's initial Election Form must be submitted within one year following the date on which the Participant first becomes eligible to participate in the Plan. Elections made pursuant to this Article III shall be irrevocable, provided that beneficiary designations made pursuant to executed Election Forms shall be revocable during the Participant's lifetime and a Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

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                                   ARTICLE IV
                               Source of Benefits
                               ------------------

     General Rule. Benefits shall constitute an unfunded, unsecured promise by the Association to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Association, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Association). For any fiscal year during which a Trust is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such Trust assets shall be invested, and (ii) the Board shall, as soon as practicable after the end of each fiscal year of the Association, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments.

     Change in Control. In the event of a Change in Control, the Association shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate Account balances under the Plan.

                                   ARTICLE V
                                   Assignment
                                   ----------

     Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his Beneficiary nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable.

                                   ARTICLE VI
                            No Retention of Services
                            ------------------------

     The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Association to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Association or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Association and any Participant.

                                  ARTICLE VII
                              Rights of Directors;
                              --------------------
                  Termination or Suspension under Federal Law
                  -------------------------------------------

     The rights of the Participants under this Plan and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Association. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Association under this Plan shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected. If the Association is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

     All obligations under this Plan shall terminate, except to the extent that continuation of this Plan is necessary for the continued operation of the
Association: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

     If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Association's affairs, the Association's obligations under this Plan shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                                  ARTICLE VIII
                                 Reorganization
                                 --------------

     The Association agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Association herein set forth. The Association further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                                   ARTICLE IX
                           Amendment and Termination
                           -------------------------

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any vested rights of the Participant under the Plan.

                                   ARTICLE X
                                   State Law
                                   ---------

     This Plan shall be construed and governed in all respects under and by the laws of the State of Colorado, except to the extent preempted by federal law. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                 ARTICLE XI
                                Headings; Gender
                                ----------------

     Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                  ARTICLE XII
                           Interpretation of the Plan
                           --------------------------

     The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).

                                  ARTICLE XIII
                                   Legal Fees
                                   ----------

     In the event any dispute shall arise between a Participant and the Association as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Participant to enforce the terms of this Plan or in defending against any action taken by the Association, the Association shall reimburse the Participant for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that the Participant shall return such amounts to the Association if he or she fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his or her favor. Such reimbursements to a Participant shall be paid within 10 days of the Participant furnishing to the Association written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Participant. Any such request for reimbursement by a Participant shall be made no more frequently than at 30 day intervals.

                                  ARTICLE XIV
                                Duration of Plan
                                ----------------

     Unless terminated earlier in accordance with Article IX, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.

                                                                       Exhibit A

                 ROCKY FORD FEDERAL SAVINGS & LOAN ASSOCIATION
                RETIREMENT PLAN FOR DIRECTORS AND SENIOR OFFICER

                        -------------------------------

                                 Election Form

                        -------------------------------

     AGREEMENT, made this ____ day of ________, 19__, by and between ____________ (the "Participant"), and Rocky Ford Federal Savings & Loan Association (the "Association").

     WHEREAS, the Association has established the Rocky Ford Federal Savings & Loan Association Retirement Plan for Directors and Senior Officer (the "Plan"), and the Participant is eligible to participate in the Plan.

     NOW THEREFORE, it is mutually agreed as follows:

     1.   Form of Payment.  The Participant, by the execution hereof, agrees to
          ---------------
participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his Account distributed in:

          [_]  one lump sum payment.

          [_] substantially equal annual payments over a period of _____ years (no more than 10).

Payment of the Participant's Account shall begin during the first quarter of the calendar year which next follows the calendar year in which the Participant ceases to be a Director or Senior Officer of the Association (whichever first occurs).

     2.   Designation of Beneficiary.  In the event of the Participant's death
          --------------------------
before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under Article III of the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 2 in the manner elected pursuant to paragraph 3 hereof:

     a.   Primary Beneficiary.  The Participant hereby designates the person(s)
          -------------------
named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.


==============================================================================
Name of Primary Beneficiary     Mailing Address        Percentage of Death
                                                              Benefit
------------------------------------------------------------------------------

                                                                 %
------------------------------------------------------------------------------

                                                                 %
==============================================================================

Election Form
Page 10 of 3

         b. Contingent Beneficiary. In the event that the Primary beneficiary or
             ---------------------
beneficiaries named above are not living at the time of the Participant's death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

==============================================================================
Name of Contingent              Mailing Address        Percentage of Death
 Beneficiary                                                  Benefit
------------------------------------------------------------------------------
                                                                 %

------------------------------------------------------------------------------

                                                                 %
==============================================================================

     3. The Participant elects to have his Account distributed to his beneficiary in:

          [_]  one lump sum payment.

          [_] substantially equal annual payments over a period of _____ years (no more than 10).

     4.   Effect of Election.  The elections made hereunder shall be irrevocable
          ------------------
during the Participant's lifetime. Notwithstanding the foregoing, the Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the Beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon the Participant's death.

     5.   Association's Commitment.  The Association agrees to make payment of
          ------------------------
all amounts due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein.

Election Form
Page 11 of 3

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.


Witnessed by:                 PARTICIPANT

-----------------------       ------------------------------
Print Name:                   Participant
           ------------


Witnessed by:                 ASSOCIATION

-----------------------       ROCKY FORD FEDERAL SAVINGS & LOAN
Print Name:                   ASSOCIATION
           ------------

                              By
                                ---------------------------------
                                 Its
                                    -----------------------------

                                       11